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                                  EXHIBIT 11
                CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                   STATEMENT OF NET INCOME (LOSS) PER SHARE
                      ($ IN THOUSANDS, EXCEPT PER SHARE)


                                                                               Years Ended June 30,
                                                                      --------------------------------------
                                                                         1997          1996          1995
                                                                      ---------      ---------     ---------
PRIMARY INCOME (LOSS) PER SHARE

Net income (loss) applicable to Common Stock:
     Income (loss) before extraordinary item                          $(176,757)     $  23,355     $  11,661
     Extraordinary item                                                  (6,620)            --            --
                                                                      ---------      ---------     ---------
     Net income (loss)                                                $(183,377)     $  23,355     $  11,661
                                                                      =========      =========     =========

Weighted average common shares outstanding                               65,767         54,564        52,624

Adjustment to weighted average common shares outstanding:

     Add dilutive effect of employee options                                 --          3,778         3,248
                                                                      ---------      ---------     ---------

Weighted average common shares outstanding,
   as adjusted                                                           65,767         58,342        55,872
                                                                      =========      =========     =========

Net income (loss) per common share, as adjusted
     Income (loss) before extraordinary item                          $   (2.69)     $    0.40     $    0.21
     Extraordinary item                                                   (0.10)            --            --
                                                                      ---------      ---------     ---------
     Net income (loss)                                                $   (2.79)     $     .40     $     .21
                                                                      =========      =========     =========

FULLY DILUTED INCOME (LOSS) PER SHARE

Net income (loss) applicable to Common Stock:
     Income (loss) before extraordinary item                          $(176,757)     $  23,355     $  11,661
     Extraordinary item                                                  (6,620)            --            --
                                                                      ---------      ---------     ---------
     Net income (loss)                                                $(183,377)     $  23,355     $  11,661
                                                                      =========      =========     =========

Weighted average common shares outstanding                               65,767         54,564        52,624

Adjustment to weighted average common shares outstanding:

     Add dilutive effect of employee options                                 --          4,358         3,982
                                                                      ---------      ---------     ---------

Weighted average common shares outstanding,
   as adjusted                                                           65,767         58,922        56,606
                                                                      =========      =========     =========

Net income (loss) per common share, as adjusted
     Income (loss) before extraordinary item                          $   (2.69)     $    0.40     $    0.21
     Extraordinary item                                                   (0.10)            --            --
                                                                      ---------      ---------     ---------
     Net income (loss)                                                $   (2.79)     $     .40     $     .21
                                                                      =========      =========     =========